Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of FOXO Technologies Inc., a Delaware corporation (the “Company”), on Form 10-K for the period ended December 31, 2023, as filed with the Securities and Exchange Commission (the “Report”) Mark White, Interim Chief Executive Officer and Martin Ward, Interim Chief Financial Officer of the Company, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: June 6, 2024

/s/ Mark White
Mark White
Interim Chief Executive Officer (Principal Executive Officer)

/s/ Martin Ward
Martin C. Ward Interim Chief Financial Officer (Principal Financial and Accounting Officer)